EXHIBIT 23.1

CONSENT OF LARRY O’DONNELL, CPA, P.C.

LARRY O’DONNELL, CPA, P.C.

Telephone (303) 745-4545	2228 South Fraser Street
Fax (303) 369-9384	Unit I
Email larryodonnellcpa@msn.com	Aurora, Colorado 80014
www.larryodonnellcpa.com

April 14, 2010

Board of Directors
Global Entertainment Holdings, Inc.
2375 E. Tropicana Ave., #8-259
Las Vegas, Nevada 89119

Gentlemen:

We hereby consent to the use of our audit report of Global Entertainment Holdings for the year ended December 31, 2008, appearing in this Annual Report on Form 10-K of Global Entertainment Holdings, Inc. for the year ended December 31, 2008.

/s/ Larry O’Donnell & Co., CPA, P.C.
     Larry O’Donnell & Co., CPA, P.C.